Exhibit 99.1

ADT Announces Closing of Second-Priority Senior Secured Notes

BOCA RATON, Fla., Jan. 28, 2020 (GLOBE NEWSWIRE) – ADT Inc. (NYSE: ADT) (the “Company” or “ADT”), a leading provider of security, automation, and smart home solutions serving consumer and business customers in the United States, announced today that Prime Security Services Borrower, LLC, a Delaware limited liability company (the “Issuer”), and Prime Finance Inc., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”), its indirect wholly owned subsidiaries, have completed their previously announced offering (the “Offering”) of $1,300 million aggregate principal amount of 6.250% second-priority senior secured notes due 2028 (the “Notes”). The Notes are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The gross proceeds from the Offering were $1,300 million and, together with borrowings under the Issuer’s revolving credit facility and cash on hand, were used to (i) redeem in full the outstanding $1,246 million aggregate principal amount of the Issuers’ 9.250% Second-Priority Senior Secured Notes due 2023 (the “Prime Notes”) and (ii) pay related fees and expenses in connection with the transaction.

The Notes were offered only to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act, and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

Redemption

In addition, the Issuers delivered a Final Notice of Redemption today with respect to their outstanding Prime Notes to announce the satisfaction of the previously announced financing condition. The Final Redemption Notice was issued pursuant to the terms of the Indenture, dated as of May 2, 2016, as amended, among the Issuers, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), pursuant to which the Prime Notes were issued. Consequently, the Issuers will redeem all of the outstanding Prime Notes on February 15, 2020 at a redemption price of $1,046.25 per $1,000 of outstanding principal amount of the Prime Notes plus the accrued and unpaid interest on the Prime Notes so redeemed (the “Redemption”). Because the redemption date is not a business day, payment of the redemption price will be made on February 18, 2020.

Satisfaction and Discharge

In connection with the Offering and the Redemption, the Issuers irrevocably deposited funds with the Trustee to satisfy and discharge all of the Issuers’ remaining obligations under the indenture governing the Prime Notes. In accordance with the terms of the indenture governing the Prime Notes, the Trustee acknowledged the satisfaction and discharge of the obligations with respect to the Prime Notes and, upon such satisfaction and discharge, the indenture governing the Prime Notes is generally no longer in effect.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About ADT

ADT is a leading provider of security, automation, and smart home solutions serving consumer and business customers through more than 200 locations, 9 monitoring centers, and the largest network of security professionals in the United States. The Company offers many ways to help protect customers by delivering lifestyle-driven solutions via professionally installed, do-it-yourself, mobile, and digital-based offerings for residential, small business, and larger commercial customers. For more information, please visit www.adt.com or follow on Twitter, LinkedIn, Facebook, and Instagram.

Forward-Looking Statements

ADT has made statements in this press release and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions and other matters. Any forward-looking statement made in this press release speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. ADT cautions that these statements are subject to risks and uncertainties, many of which are outside of ADT’s control, and could cause future events or results to be materially different from those stated or implied in this document, including among others, risk factors that are described in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

Investor Relations:

Jason Smith – ADT

investorrelations@adt.com

Tel: 888-238-8525

Media Relations

Paul Wiseman

paulwiseman@adt.com

Tel: 561-356-6388

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